TELEVISIONS, INC
                     WORLD WIDE WEB SERVER AGREEMENT

     AGREEMENT made as of March 6, 1996, by and between TeleVisions, Inc., a Massachusetts corporation located at 21 Erie Street Suite #12, Cambridge, Massachusetts 02139 ("TVI"), and Mediconsult.com, Limited, a corporation organized under the laws of the Commonwealth of the Bahamas, with a principle place of business at Continental Building 3rd Floor, Church Street, P.O. Box HM 2903, Hamilton, HM LX, Bermuda ("Client").

     WHEREAS, Client desires to obtain software and receive consulting services to develop a World Wide Web ("WWW") server, for the purpose of transmitting information related to its business over the Internet.

     NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, as set forth below, the parties agree as follows:

     1. DEFINITIONS. The terms set forth below shall in this Agreement, have the following respective meanings:

    (a) "Access Log Data" means data collected by WWW Server in normal operation, consisting of IP addresses, document names, times of viewer access to documents ("hits").

    (b)   "CGI Script" means common gateway interface script.

    (c)   "Client" means Mediconsult.com Limited

    (c1) "Client Business" means services of providing a directory and format for subscribing physician to communicate with members of the public on the Internet and for members of the public to establish medical support groups among themselves for communication by e-mail, utilizing the WWW Server Agreement, in a confidential, general manner on health issues, and including the related services of advertising for medical equipment suppliers, and access to publicly available medical literature, and other related content services and features for use on the Server, as requested by Client and in compliance with the terms contained in this Agreement.

    (c2) "Client Information" means any information provided to TVI by Client or information transmitted by visitor or Client on the WWW Server, whether or not the content, purpose or use of such information is permitted by this Agreement.

    (d)   "DAT" means, 4mm digital audio tape.

    (e) "digital content" means digital images, audio, video, text; not including CGI Scripts, Access Log Data, user input data.

    (f) "digital form" means, as to textual content, in Microsoft Word, Word Perfect, Adobe Pagemaker, Adobe Illustrator, or Quark Express; as to images, provided in TIFF or GIF form; and as to hard copy printout, provided for layout information.

    (g)   "domain name" means a locatable address on the Internet.

    (h) "forms interface" means an interface viewed by the viewer software that allows user input (e.g., user demographics). The forms interface is interpreted via CGI scripts.

    (i) "FTP" means File Transfer Protocol, a method of transferring files from one computer to another computer via the Internet.

    (j)   "GIF" means CompuServe's graphics interchange file format.

    (k)   "HTML" means, Hypertext Markup Language.

    (1) "HTML Hit" means, the delivery of a single HTML document component to a client visitor.

    (m) "HTML Link (link)" means, a hypertext link between two WWW documents.

    (n)   "HTTP" means hypertext transmission protocol.

    (o) "Internet" means, the global computer network commonly referred to as the internet.

    (p) "IP address" means unique numeric identifier associated with a computer attached to the Internet (IP: Internet Protocol).

    (q)   "TIFF" means, tagged image file format.

    (r)   "TVI" means, TeleVisions, Inc.

    (s) "TVI Software" shall have the meaning set forth in Paragraph 3 hereof.

    (t) "user input data" means, data collected via user input (forms) and CGI scripts.

    (u) "visitor" means anyone who accesses any Client Information utilizing the Server, as measured by Access Log Data, and shall also include anyone or entity who provides their name to Client for the purpose of participating in any manner in the services which are part of the Client Business.

    (v)   "VRML" means virtual reality markup language.

    (w) "WWW" means, world-wide web, a hypertext-based distributed information system.

    (x) "WWW Document" means, text, graphics, audio, video combined singularly or into a composite viewable component existing as a single screen (player) on a WWW client viewer.

    (y) "WWW Server" means a HTTP-compliant software application for the delivery of documents.

     2.   Client WWW Server.

          (a) TVI shall construct, install and configure a WWW Server for Client Information for use only for Client Business in compliance with the terms and conditions of this Agreement, which server will reside on computer hardware and Internet connection provided by Client. Subject to the terms contained in Paragraph 3 below, the Server shall include the following features and services:

          (i) A Client "Home Page" on the Internet which will provide a directory and format for subscribing physician to communicate with members of the public on the Internet and for members of the public to establish medical support groups among themselves for communication by e-mail, product offerings, sales literature, and contact methods.

          (ii) An interactive interface for providing comments and suggestions about the WWW Server to the Client staff. This feedback information will be captured and stored on the server for examination by Client. This software would replace the current "mail-to" technology and works in conjunction with all browser types.

          (iii)An automated statistics generation package. Statistics regarding the number of documents downloaded, visitor domain names, and the most popular documents, for each Journal Club, Support Groups, Drug Information and other sub categories will be updated automatically every night. Configuration shall include the installation and configuration of scripts to handle automated updates, and data archiving.

          (iv) Automated security monitoring software (MD5 Document Checksum Software). This software will generate checksums of each document on the WWW Server. Every 15 minutes the software will examine the WWW Server documents to check for any unauthorized document modification. If any mismatches are detected (i.e. unauthorized document changes), a Client operator is automatically sent a page.

          (v) An administration area on the WWW Server which will contain WWW Server statistics, visitor comments, information requests and all other data generated by the Server. The administration area will be protected by password. The password will be provided to Client for access purposes.

          (vi) A staging server, on hardware provided by Client, for the development and legal marketing approval by Client of new WWW Server content and features.

          (vii)Browser "Sniffer" Software. This software detects a visitor's browser type and routes the user to different content trees based on the features that the browser supports. Initially, this software will be configured to route known browsers which support HTML 3.0 tables to a special document tree with table support. The browsers which are routed to the HTML 3.0 document tree can be configured and changed.

         (viii)HTML Pre-Processor Software. This software permits embedded preprocessor commands in HTML documents. The software operates on a master document tree and exports multiple document trees based on the specified tags. This software will be used in phase I to create three content trees. One will adhere to the HTML 2.0 specification and another will adhere to the HTML 3.0 specification. Finally, there will be a text only content tree.

          (ix) WebPager Software. This software monitors a WWW site for connectivity, disk space usage, and CPU load. A Client operator is immediately paged upon the detection of any problems.

          (x) Installation of a searchable database. The searchable database will create indexes of the content nightly and contain a graphic forms interface directly to the Server to facilitate advanced searching.

          (xii)Customer Information/Order Forms (user requests are accepted on server, encrypted, and sent to the staging server. No information on requests are stored on the production server.

         (xiii)Subscription form for e-mailed Journal Club/Support Group topic service.

         (xvi) Literature Search Form.

          (xv) Physician subscriber recruitment advertising Form

          (xvi)Automated e-mail to physician specialists and medical services or equipment supplier advertisers.

     (b) Additional phases with new functionality and content shall be listed in order of priority and upon terms and conditions to be mutually agreed upon between TVI and Client. These phases will then be incorporated as the Client Web Server matures.

     3.   TVI SOFTWARE.

          (a) TVI has developed proprietary software and software tools which are contained in or used with the Server (such software and software tools and all translations, alterations, adaptions or derivatives of same prepared or developed by TVI are, collectively, the "TVI Software"). Client acknowledges and understands that TVI retains all right, title and interest in and to the TVI Software contained in or used with the WWW Server, and in all translations, alterations, adaptations, or derivatives of the TVI Software, and all physical material in which any such TVI Software is embodied, whether tangible or intangible property rights. Client by execution and performance of this Agreement, does not receive any rights, title or interest in the TVI Software, except as expressly set forth in Paragraph 3(b). Notwithstanding the foregoing, Client agrees to execute and deliver to TVI an assignment of all Client's right, title, and interest in and to any patent, copyright, trade secret or other proprietary right in any TVI Software, including, without limitation, any software and tools, or any component of same, developed by TVI in connection with TVI's performance under this Agreement. Client hereby irrevocably appoints TVI as its attorney-in-fact to execute and deliver on behalf of Client such assignments in the event Client is unable or unwilling to execute and deliver same following request by TVI. Client shall not modify, alter, make derivatives from, reverse engineer, decompile or disassemble any portion of the TVI Software, nor use the TVI Software in any manner except on the Server, and always subject to the terms and conditions of this Agreement.

          (b) Subject to the terms and conditions of this Agreement, TVI hereby grants to the Client, and Client accepts, a nontransferable site license for TVI Software including, without limitation, all tools developed under this Agreement, for internal use solely by the Client, during the term hereof and, for such tools which are developed under this Agreement, rather than preexisting TVI Software, after the term hereof. Notwithstanding any provision of this Agreement, subject to the foregoing site license TVI retains exclusive property rights to all ideas, writings, inventions, products, methods, techniques, discoveries, improvements, and technical or business innovations developed by TVI in the course of performing its obligations under this Agreement, and to all trade secrets, copyrights, patents and other intellectual property rights derived therefrom.

     4. FEES. (a) As compensation for the services to be provided by TVI to Client herein, Client shall pay TVI the fees in the amounts set forth in Schedule A attached hereto and made a part hereof. Invoice procedure and the manner of payment are set forth in Schedule B attached hereto and made a part hereof.

     5. CLIENT INFORMATION. Client retains ownership of all digital content contained in the Client Information, and hard-copy materials containing the Client Information. Upon termination of this Agreement, TVI will return on DAT tape or a Syquest cartridge, all digital content of Client Information provided by Client.

     6. CONFIDENTIAL INFORMATION. (a) In connection with the performance of its obligations under this Agreement for Client, it is understood that the Client may disclose to TVI, or TVI may have access to, information, data and material concerning the Client's business and operations, Client's plans, programs, Internet connection, systems, drawings, specifications, marketing, distribution, methods, technology, materials, equipment, and information concerning Client Business, all of which is confidential, proprietary and secret ("Confidential Information"). Notwithstanding the foregoing, Confidential Information shall not include information or material which either (i) was already known to TVI free of any obligation to keep it confidential at the time of its disclosure; or (ii) is or becomes publicly known through no wrongful act or TVI; or (iii) is rightfully received from a third person having no direct or indirect secrecy or confidentiality obligation to Client with respect to such information or material; or (iv) is independently developed by an employee, agent or contractor of TVI not associated with the performance of TVI services hereunder and who did not have any direct or indirect access to the information or material; or (v) is disclosed to a third person by Client without similar restrictions on such third person's rights; or (vi) is expressly approved by written authorization of Client in advance for release by TVI; or (vii) any Client Information published by Client on the WWW Server.

          (b) TVI shall not disclose any Confidential Information to any third party, nor shall TVI use any Confidential Information for any purpose other than the performance of TVI's services for the Client. Subject to the exclusion terms contained in the last sentence of subparagraph 6(a), all materials furnished to TVI by the Client shall be considered Confidential Information, shall remain the property of the Client and shall be returned to the Client promptly upon the termination of this Agreement or at the Client's earlier request. TVI shall not copy, reproduce or appropriate for its benefit (other than for the performance of TVI's obligations under this Agreement) or the benefit of any third party, any of the Confidential Information. Without limiting the generality of the foregoing, TVI shall not use on behalf of any other TVI client or for any other purpose other than its performance hereunder, or disclose to any such other TVI client in the course of performing Internet services for any other client, any Confidential Information relating to Client Business provided by Client to TVI hereunder.

     7. CLIENT REPRESENTATIONS. Client warrants, covenants and represents to TVI that (i) it is a corporation organized and in good standing under the laws of the Commonwealth of the Bahamas; (ii) Client has the absolute right to use and to provide to TVI for the purposes contemplated by this Agreement, all materials (digital content) provided at any time by Client to TVI; and (iii) Client has obtained all permits, consents, licenses, or approvals required by any governmental or other authority under any jurisdiction or location in order for Client to conduct the Client Business.

     8. COMPLIANCE WITH LEGAL REQUIREMENTS. During the term of this Agreement and for so long thereafter as Client, in accordance with the terms contained in Paragraph 3 hereof, uses any TVI Software, Client covenants and agrees that Client at its sole cost and expense, will promptly comply with all requirements of law, regulations, statutes, rules which in any manner apply to the Client Business and will procure and maintain (and require visitors, if applicable, to maintain), all permits, licenses and other authorizations required in any location worldwide for its or any visitors actual use from time to time of the WWW Server for Client Business.

     9.   ACCEPTABLE USE POLICY.

          (a) TVI is not responsible for unacceptable use by Client or visitors. Client and visitors are bound by acceptable use policy of the Internet. TVI reserves the right to terminate this Agreement immediately upon any Client or visitor unacceptable use based upon Internet acceptable use policy.

          (b) Client shall be wholly responsible for determining the applicable Internet use policies governing Client's specific use of the Server. Client shall be solely responsible for its compliance and visitors complying with such Internet use policy. This shall include but is not limited to the United States National Science Foundation Appropriate Use Policy and General Guidelines for USENET Etiquette.

          (c) The following items, without limiting the generality of any provision of this Paragraph 9, are considered unacceptable use for content on the WWW Server:

               (i)  Threatening, obscene, or harassing materials;
              (ii)  Pornographic/Adult materials; and
             (iii)  Using the WWW Server for illegal activity.

          (d) TVI will review alleged violations of this acceptable use policy on a case-by-case basis. TVI may terminate this Agreement upon clear violations of this policy which are not promptly remedied by Client.

          (e) Client agrees to notify all subscribers, visitors and advertisers of acceptable use policies. This will be done to advertisers in the authoring process.

     10. INSURANCE. Client shall use its best efforts to obtain prior to delivery to Client of the completed WWW Server, but in any event, by June 1, 1996, and maintain during the term of this Agreement and for so long thereafter as Client, in accordance with the terms contained in Paragraph 3 hereof, uses any TVI Software, comprehensive general liability insurance for an amount of not less than $2,000,000.00 combined single limit on an occurrence basis for bodily injury and property damage, including without limitation, products liability and contractual liability, issued by an insurance company acceptable to TVI qualified in Massachusetts to issue policies and carrying an A.M. Best rating of at least A+. The insurance shall name TVI as an additional insured, shall contain a standard cross-liability endorsement, shall continue in full force and effect for at least thirty days after TVI receives notice of cancellation, termination or material alteration. The insurance policy shall be primary without contribution from any other insurance carried by TVI. Client shall deliver to TVI a certificate for such insurance complying with the requirements herein prior to June 1, 1996, and for renewals thereof at least 20 days prior to the lapse of any such policy. Notwithstanding the foregoing, Client shall obtain and maintain such other insurance and in such amounts as TVI may require during the term of this Agreement.

     11. INDEMNITY. Client agrees to indemnify and hold harmless TVI, its directors, officers, employees, agents and affiliates, from and against any loss, cost and expense (including reasonable attorneys fees), damages and liability arising directly or indirectly from any claim (whether groundless or otherwise) or threatened claim, lawsuits, damages, fines and penalties, and all expenses and attorneys' fees in connection with same arising directly or indirectly from: (i) the services performed by TVI hereunder, unless caused solely by the negligence or willful misconduct of TVI; (ii) the Client Business; (iii) any use or alleged use of the WWW Server by Client or any visitor, or activities by and among any visitors or any visitor and Client, whether occurring by communication using the WWW Server or otherwise; (iv) any claim or allegation that the materials (digital content) provided by Client to TVI, or any portion thereof, infringe upon any property rights (whether copyright, trademark, trade secrets, or otherwise) of a third party; (v) any claim or allegation that Client or TVI or any visitor has transmitted or exported data in violation of any US Export Administration Acts by its use of the WWW Server; and (vi) any claim or allegation that there has been an actual or alleged wiretap or interception of data by third parties. In the event of any such claim or threatened claim, wherever initiated, Client agrees to defend TVI against such claim or threatened claim, at Client's sole cost and expense, using counsel approved by Client.

     12.  LIMIT OF LIABILITY.

          (a) Client shall be solely responsible for the Client content transmitted by the Server provided by TVI to Client, including, without limitation, the Client Information and any use or alleged use made of same by anyone wherever located. TVI assumes no responsibility for infringement of any third party intellectual property rights in the process of establishing the Server based in any manner upon the use of Client Information, or for unauthorized duplication as a result of its performance under this Agreement. TVI shall also not be liable either in contract or in tort, for protection from unauthorized access of Client's data transmissions or for unauthorized access to or alteration, theft or destruction of Client's data files, programs, procedures or information through accident, fraudulent means or devices, or any other method by anyone. Client shall bear all risk of loss of, or destruction of, any Client Information, during its transmission on, or use of, the WWW Server and the Internet.

          (b) Neither this Agreement nor the performance of services hereunder by TVI shall in no manner be deemed an authorization or endorsement by TVI of any use of the Server by Client or visitors, whether such use is expressly permitted hereby or otherwise.

          (c) Client understands and agrees that the Server and the facilities provided thereby are not necessarily private or confidential, and TVI shall not be liable in any manner for any security or access breaches involving the WWW Server, Client Information or use thereof.

          (d) IN NO EVENT SHALL TVI BE LIABLE TO CLIENT FOR ANY DAMAGES RESULTING FROM OR RELATED TO ANY FAILURE OR DELAY OF TVI IN THE DELIVERY OF THE WWW SERVER OR IN THE PERFORMANCE OF SERVICES UNDER THIS AGREEMENT. IN NO EVENT SHALL TVI BE LIABLE TO CLIENT FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOST PROFITS, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE PERFORMANCE OR BREACH HEREOF, EVEN IF TVI HAS BEEN ADVISED OF THE POSSIBILITY THEREOF. TVI'S LIABILITY TO CLIENT HEREUNDER, IF ANY, SHALL IN NO EVENT EXCEED THE TOTAL OF THE AMOUNTS PAID TO TVI HEREUNDER BY CLIENT.

          (e) IN NO EVENT SHALL TVI BE LIABLE TO CLIENT FOR ANY DAMAGES RESULTING FROM OR RELATED TO ANY FAILURE OR DELAY OF TVI IN THE DELIVERY OF THE WWW SERVER OR IN THE PERFORMANCE OF SERVICES UNDER THIS AGREEMENT.

          13. GOVERNING LAW AND CHOICE OF VENUE. This Agreement, in every respect, is governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, except any choice of law principles of Massachusetts that may direct the interpretation or enforcement of this Agreement to the law of any other jurisdiction, notwithstanding that a party hereto are or may be a resident of another jurisdiction. The parties agree that any action relating to or arising out of this Agreement or the transactions contemplated hereby shall be brought in the state or federal courts of Middlesex County, Massachusetts and that the courts of that county shall be the sole venue for such actions and Client waives any defense that Middlesex County, Massachusetts, is an inconvenient or improper venue. Client hereby submits to the jurisdiction of the state or federal courts of Middlesex County, Massachusetts and expressly agrees that service of process for any such action shall be deemed satisfied by service by certified mail return receipt requested, postage prepaid, to Client at its address set forth below its signature below. Client waives any defenses that such service is insufficient or improper or that such court does not have proper jurisdiction over Client.

          14. AGENT. Client agrees prior to delivery of Server, but in any event prior to June 1, 1996, to execute and deliver to The Prentice Hall Corporation System, Inc. ("PHCS") the Appointment of Agent Under Agreement, in the form hereto as attached as Exhibit A and made part hereof, together with the fee required thereunder. Client agrees to extend such agency for such term as required by TVI for so long as Client continues to use any TVI Software.

          15. PUBLICITY. Client hereby permits TVI to publicly disclose that Client uses TVI services subject to approval of the Client. TVI hereby permits Client to publicly disclose that Client uses TVI Services. Notwithstanding the foregoing, each of TVI and Client agree to maintain this Agreement in confidence, not discuss its contents nor provide a copy of this Agreement to any third party other than its legal and financial advisors, except with the prior written consent of the other party.

     16. TERMINATION. (a) Either party may terminate this Agreement without cause after one year from the date hereof, upon sixty (60) days advance notice. In addition, either party may terminate this Agreement at any time for cause or breach of the terms of this Agreement, upon fourteen (14) days notice of default and the failure to cure such default within such fourteen
(14) day period. Upon termination, all rights and remedies of either party arising from any defaults shall remain in effect and survive any termination. In the event of termination by Client for TVI default, TVI agrees to refund a portion of the fees paid by Client under Paragraph 2 of Schedule A for the month of termination on a pro rated basis. (b) In addition, TVI may terminate this Agreement effectively immediately, if Client has not obtained the insurance naming TVI as an additional insured and otherwise complying with the insurance coverage provisions of Paragraph 10 hereof, prior to delivery to Client of the completed Server, but in any event, by June 1, 1996. In the event of such termination, the provisions of Paragraph 17 shall apply such that, without limiting the generality of the foregoing, the provisions of Paragraph 3 shall survive such termination.

     17. OBLIGATIONS ON TERMINATION/EXPIRATION. Upon termination, all rights and remedies of either party arising from any defaults shall remain in effect and survive any termination. The provisions of all Paragraphs except for Paragraphs 1, 2, 15, 16, and 18 shall survive any termination of this Agreement.

     18. NOTICES. Any notice in connection with this Agreement shall be in writing and will be deemed duly given, upon delivery, in person or by first class mail, or by facsimile (with a copy by one of the other foregoing methods), addressed to the respective party at the address set forth below its name, or to such other addresses as the parties may give each other in writing from time to time.

     19. INDEPENDENT CONTRACTORS. The parties agree and acknowledge that they are operating as independent contractors and that, except pursuant to the terms contained in Paragraph 14, nothing in this Agreement shall be construed as granting any party the authority to bind the other party in any manner whatsoever.

     20. DELAY OR OMISSIONS. No delay or omission in exercising any right, power, or remedy of either party hereto, upon any breach or default of the other party hereto, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring. To be effective, any waiver, consent or approval of any kind on the part of either party hereto of any breach or default under this Agreement, or any waiver of any provision of this Agreement, must be in writing. Unless otherwise specified in this Agreement, all remedies of a party for a breach of this Agreement shall be cumulative.

     21. MISCELLANEOUS. This Agreement contains the entire Agreement between the parties, and no other agreement (verbal or written) concerning the subject matter hereof exists between the parties. This Agreement may be amended only by means of a writing signed by both parties. Client acknowledges that it has reviewed the terms of this Agreement and has had the opportunity prior to signing this agreement, to have its attorney review the agreement. If any provision of this Agreement is held by a court of competent jurisdiction to be illegal or invalid, the remaining provisions will not be affected, and the rights and obligations of the parties will be construed and enforced as if this Agreement did not contain the invalid or illegal provision. This Agreement may not be assigned in whole or in part by either party without the express prior written consent of the other party, which consent may be withheld or denied in its sole discretion; provided, however, that in connection with an acquisition of all or substantially all of the capital stock or assets of Client, TVI hereby consents to an assignment by Client of this Agreement to any company domiciled in the United States whose capital stock is traded publicly on a national stock exchange in the United States, or an affiliate of such company.

          [Remainder of page intentionally left blank.]

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement in duplicate the day and year first written above.


TeleVisions, Inc.                  Mediconsult. com, Limited

By:/s/Ralph J. Folz                By:/s/Robert Jennings
   Ralph J. Folz, Treasurer           Robert Jennings, Director

   Address:                           Address:
   21 Erie St., Suite #12             Continental Building
   Cambridge, Massachusetts 02139     3rd Floor, Church Street
   Tel: (617) 441-8330                P.O. Box HM 2903
   Fax: (617) 441-8530                Hamilton, HM LX, Bermuda
                                      Tel: 441.292.0474
                                      Fax: 441.295.0560

                                SCHEDULE A
                               COMPENSATION

Non-refundable installation fee of $89,000.00, which includes the fee to create, configure, and install the server graphics, templates and navigation, visitor comments, server statistics, server administration area, Browser "Sniffer" Software, WebPager Software, a searchable database, Customer Information/Order Forms, subscription form for e-mailed Journal Club/Support Group topic service, Literature Search form, Recruitment Advertising Form, Automated e-mail to Specialists and Advertisers, and initial content authoring as further described in items 2(i) through 2(xiv) of the Agreement, which such establishment fee includes the following use limits:

The number of WWW documents to convert to HTML that are not in standard template form for the task described further in item 2(i) of the Agreement shall not exceed 300. For content conversion of additional content exceeding 300 documents, conversion tasks shall be billed at the rate of $45 per hour. There will not be a limit to the number of WWW documents that are submitted in HTML template form. Templates shall be provided by TVI.

Software development in excess of the features described in section 2 of the Agreement shall be billed at the rate of $90 per hour, or as agreed upon fixed price additions to this Agreement, and shall be subject to mutually agreed upon licensing terms, and shall always be subject to the terms contained in
Section 3 of the Agreement.

Monthly maintenance fee of $4,000.00 to commence upon the full operation of the WWW Server including the completion of all interactive features as further described by items 2(i) through 2(xiv) of the Agreement, which such monthly maintenance fee includes up to 40 hours of consulting time per month, to be used for any task related to operation or improvement of the Server.

2. Monthly co-location lease of $1,500.00 per month to commence upon the operation of the Client WWW Server to public visitors, which such monthly lease fee includes the use of TVI's Internet connection, the security precautions under paragraph 8(a) of the Agreement, and system backup.

3. Future developments of the server features can include but are not limited to VRML, JAVA, secure transactions, commercial software integration, on-line software distribution, demonstration software distribution, contests, surveys, games, on-line documentation, private registration, additional database interfaces, and personalized content delivery. Billing for future developments over and above the 40 hours allocated in the maintenance agreement will be as follows: software developments will be billed at the hourly rate of $90, while content development will be billed at the hourly rate of $45.

                               SCHEDULE B
                                 BILLING

Invoices will be sent via US mail. Invoices will be monthly, billed on the 1st of the month for the previous month. Payment is due within 30 days. Late payments will be assessed a penalty at the rate of 1% per month or portion thereof. If the billing period is not a full month, all monthly charges are pro-rated.

One third of the installation fee ($30,000) is due upon execution of this Agreement. Within 60 days of TVI completing half of the tasks described in items 2(i) through 2(xv) of the Agreement, an additional one-third of the installation fee ($29,500) is due. Upon the completion to Clients reasonable satisfaction of the Server as further described in items 2(i) through 2 (xv) of the Agreement, the remaining one third of the installation fee ($29,500) is due.

Client shall be responsible for payment of all applicable federal, state, and local taxes and governmental fees associated with the services provided by TVI, excluding TVI income taxes.

                           [AMENDMENT]
                                                          November 27, 1996

TeleVisions, Inc.
21 Erie St., Suite #12
Cambridge, Massachusetts 02139

ATTN:  Ralph J. Folz, Treasurer

  RE: World Wide Web Server Agreement dated March 6, 1996 (the "Agreement"), by and between TeleVisions, Inc., a Massachusetts corporation ("TVI") and Mediconsult.com, Limited, a Bermuda corporation ("Client")

Dear Mr. Folz:

       Reference is made to the Agreement, a copy of which is attached hereto as
Exhibit 1 and mde a part hereof. Capitalized terms used herein but not defined herein shall have the meanings set forth in the Agreement.

     Whereas, TVI and Client desire to amend the Agreement in order to make Mediconsult.Com, Inc., a Colorado corporation ("Mediconsult Colorado"), which is the holder of all the issued and outstanding capital stock of Client, a party to the Agreement.

     Whereas, Mediconsult Colorado desires to become a party to the Agreement.

     Accordingly, TVI, Client and Mediconsult Colorado agree that:

     1. Mediconsult Colorado and Client, jointly and severally, hereby agree to be bound by the Agreement and all obligations of Client to TVI under the Agreement shall also be the joint and several obligations of Mediconsult Colorado to TVI under the Agreement. Mediconsult Colorado represents and warrants to TVI that it is the sole holder of all the issued and outstanding capital stock of Client.

     2. Mediconsult Colorado and Client each understand and agree that TVI shall have no obligation to deliver the WWW Server to Client unless and until Mediconsult Colorado (rather than Client) has complied with the requirements of Paragraph 14 of the Agreement.

     The Agreement, as amended hereby, remains in full force and effect.

     If you are in agreement with the foregoing, kindly sign a copy of this latter and return same to me, whereupon this will become a binding agreement between TVI, Client and Mediconsult Colorado.

                                    Very truly yours,

                                    Mediconsult.com, Limited

                                    By:/s/Robert Jennings
                                       Robert Jennings, President
                                       hereunto duly authorized

                                    Mediconsult.com, Inc.

                                    By:/s/Robert Jennings
                                       Robert Jennings, President
                                       hereunto duly authorized
AGREED AND CONFIRMED:

TeleVisions, Inc.


By:/s/Ralph J. Folz
   Ralph J. Folz, Treasurer

                            EXHIBIT A
                      MEDICONSULT.COM, INC.
               APPOINTMENT OF AGENT UNDER AGREEMENT

     Reference is made to the WWW Server Agreement (the "Agreement") dated March 6, 1996 between TeleVisions, Inc., a Massachusetts corporation ("TVI"), and Mediconsult.com, Limited, a corporation organized under the laws of the Commonwealth of Bahamas ("MediCon"), as amended by letter agreement dated November 27, 1996, among TVI, MediCon and Mediconsult.com, Inc., a corporation organized under the laws of the State of Colorado ("MediCon Colorado"). MediCon Colorado hereby appoints The Prentice-Hall Corporatoin System, Inc. ("PHCS") located at 84 State Street, Boston, Massachusetts 02109, as its agent for service of process in connection with any proceeding in the courts of the Commonwealth of Massachusetts and of the Federal Courts of the United States of America for the District sitting in the Commonwealth of Massachusetts relating to any suit, action or other proceeding arising out of the Agreement. The primary address for the receipt of process by PHCE serviced under this appointment shall be 84 State Street, Boston, Massachusetts 02109. The appointment shall be effective from December 1, 1996 through December 1, 2001 (the "Term") being a rounded total of five (5) years.

     The responsibility of PHCS shall be to send the summons or other legal process received during the Term by a recognized national express courier service to the address of MediCon Colorado set forth below under its signature. MediCon Colorado will provide PHCS in writing with any changes to its address. PHCS shall have no responsibility for the receipt or non-receipt by MediCon Colorado of such summons or other legal process. Should such summons or legal process be returned to PHCS for any reason, PHCS shall have no responsibility other than to return such summons or other legal process to the sender by first class mail.

     MediCon Colorado agrees to indemnify, hold harmless and defend PHCS from and against any and all claims, damages, liabilities and causes of action (including attorneys fees and costs) imposed upon, incurred by or asserted against PHCS, directly or indirectly, relating to or arising out of the Agreement; provided, however, that the indemnification shall not extend to willful misconduct or gross negligence by PHCS. This paragraph will survive the expiration or termination of the Term and of the Agreement.

     MediCon Colorado agrees to pay PHCS a fee of Nine-Five Dollars ($95.00) for the first year and Seventy-Five Dollars ($75.00) for each additional year per party represented by PHCS for services rendered hereunder, payable in advance for the full Term. The cumulative total fee is Three Hundred Ninety-Five Dollars ($395.00). This appointment will be irrevocable for the full Term upon payment of this fee. The fee is not refundable, in full or in part, for any reason, including the premature ending of this appointment.

AGREED:

Mediconsult.com, Inc.               The Prentice-Hall Corporation System, Inc.

By:/s/Robert Jennings               By:------------------------------------
   Robert Jennings                     Assistant Vice President
   President                           84 State Street
                                       Boston, Massachusetts 02109
Address for Process:

33 Reid Street, 4th Floor
Hamilton HM 12, BERMUDA